Exhibit 99.1

Bain Capital Specialty Finance, Inc. Declares Second Quarter 2020 Dividend of $0.41 per Share and Announces March 31, 2020 Financial Results

BOSTON – May 4, 2020 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) announced today that its Board of Directors has declared a dividend of $0.41 per share for the second quarter of 2020 and announced its financial results for the first quarter March 31, 2020.

“While we are encouraged by the Company’s financial results during the first quarter and were pleased to see our adviser demonstrating its commitment to the Company by providing an unsecured loan for greater balance sheet flexibility, we remain focused on properly positioning the Company to navigate uncertain and volatile periods ahead,” said Michael Ewald, President and Chief Executive Officer of BCSF. “After careful consideration, our board of directors has declared a $0.41 per share distribution for the second quarter ending June 30, 2020. This is intended to maintain our historical distribution rate of approximately 8% annualized on book value.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.44, as compared to $0.41 for the quarter ended December 31, 2019;

•	The Company announced a dividend of $0.41 per share for the second quarter of 2020 payable to stockholders of record as of June 30, 2020. This dividend amount is based on the Company’s current number of shares outstanding. If all rights are exercised pursuant to the terms of the announced rights offering, such dividend will be adjusted to $0.34 per share (1);

•	Net loss per share was $2.02 primarily driven by unrealized depreciation across the fair value of our portfolio company investments due to spread widening;

•	Net asset value per share for the quarter ended March 31, 2020 was $17.29 as compared to $19.72 for the quarter ended December 31, 2019, representing a 12% decline quarter-over-quarter;

•	As of March 31, 2020, the Company had investments in 108 individual companies. Two of these portfolio companies were on non-accrual status, representing 1.1% of the total investment portfolio at fair value. All other portfolio companies made their scheduled interest and principal payments as expected for the period ended March 31, 2020;

•	Gross and net new investment fundings were $276.1 million and $95.4 million, respectively. The majority of new investment fundings were fundings of undrawn investment commitments to existing portfolio companies that, together with the decrease in net assets, caused the Company’s ending debt-to-equity and debt-to-equity (net of cash) ratios to be 1.86x and 1.78x, respectively. To provide greater financing flexibility, the Company amended its secured credit facilities and entered into a $50.0 million unsecured revolving credit facility with its adviser, BCSF Advisors, LP (the “Advisor”) with a stated maturity date of March 27, 2023; and

•	Subsequent to quarter-end, the Company announced a transferable rights offering for stockholders to purchase shares of its common stock; the new capital will allow the Company to strengthen its balance sheet. The Company is taking appropriate steps to seek to be properly positioned and equipped to navigate uncertain and volatile periods ahead in order to seek to maximize long-term stockholder value.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q1 2020	Q4 2019
Net investment income per share	$0.44	$0.41
Net investment income	$22.5	$21.3
Earnings (loss) per share	$(2.02)	$0.41
Dividends declared and payable	$0.41	$0.41

($ in millions, unless otherwise noted)	As of March 31, 2020	As of December 31, 2019
Total fair value of investments	$2,484.5	$2,527.1
Total assets	$2,604.3	$2,645.6
Total net assets	$892.8	$1,018.4
Total net asset value per share	$17.29	$19.72

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended March 31, 2020, the Company invested $276.1 million in 52 portfolio companies across 23 different industries. New investments were primarily driven by fundings of undrawn commitments to existing portfolio companies but also included commitments to four new portfolio companies that occurred during the first half of the first quarter. The Company had $180.7 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $95.4 million.

Investment Activity for the Quarter Ended March 31, 2020:

($ in millions)	Q1 2020	Q4 2019
Investment Fundings	$276.1	$341.4
Sales and Repayments	$180.7	$333.5
Net Investment Activity	$95.4	$7.9

As of March 31, 2020, the Company’s investment portfolio had a fair value of $2,484.5 million, comprised of investments in 108 portfolio companies operating across 30 different industries.

Investment Portfolio at Fair Value as of March 31, 2020:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$2,178.8	87.7%
First Lien Last Out Loans	16.3	0.6
Second Lien Senior Secured Loans	153.0	6.2
Subordinated Debt	15.0	0.6
Equity Interests	99.9	4.0
Preferred Equity	21.5	0.9
Total	$2,484.5	100.0%

As of March 31, 2020, the weighted average yield on the investment portfolio at amortized cost and fair value was 7.3% and 7.6% (2), respectively. 99.7% of the Company’s debt investments at fair value were in floating rate securities.

As of March 31, 2020, two portfolio companies were on non-accrual status, representing 1.7% and 1.1% of the total investment portfolio at cost and fair value, respectively. All other portfolio companies made their scheduled interest and principal payments as expected for the period ended March 31, 2020.

RESULTS OF OPERATIONS

For the three months ended March 31, 2020 and December 31, 2019, total investment income was $51.5 million and $54.8 million, respectively. The decrease in investment income was primarily driven by a decrease in interest income due to a decrease in the applicable London Interbank Offered Rate (LIBOR) over the quarter.

Total expenses before taxes for the three months ended March 31, 2020 and December 31, 2019, were $29.0 million and $33.5 million, respectively. The decrease was primarily driven by lower incentive fees.

Net investment income after taxes for the three months ended March 31, 2020 and December 31, 2019 was $22.5 million or $0.44 per share and $21.3 million or $0.41 per share, respectively.

During the three months ended March 31, 2020, the Company had net realized and unrealized gains (losses) of $(126.9) million driven by unrealized depreciation across the fair value of the Company’s investments due to spread widening.

Net decrease in net assets resulting from operations for the three months ended March 31, 2020 was $(104.4) million, or $(2.02) per share.

CAPITAL AND LIQUIDITY

The Company had total principal debt outstanding of $1,659.4 million, including $427.0 million outstanding in the Company’s revolving credit facility with Goldman Sachs Bank USA (the “BCSF Revolving Credit Facility”), $449.6 million outstanding in the Company’s credit facility with JPMorgan Chase Bank, National Association (the “JPM Credit Facility”), $18.3 million outstanding in the Company’s unsecured revolving credit facility with its Advisor (the “Revolving Advisor Loan”), $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC, and $398.8 million outstanding of the 2019-1 Debt.

During the quarter, the Company entered into amended and restated credit agreements within its secured facilities, including the following:

•	BCSF Revolving Credit Facility: to, among other things, (i) modify various financial covenants; (ii) provide for enhanced flexibility to purchase or contribute against revolving loans and delayed draw term loans, and to count certain additional assets in the calculation of collateral for the outstanding advances; (iii) increase the spread payable under the facility from 2.50% to 3.25%; and (iv) include additional events of default to the existing credit facility, including but not limited to, a qualified equity raise not effected on or prior to June 22, 2020; and, after June 22, 2020, a failure by the Company to maintain at least $50.0 million of unencumbered liquidity or pay down the facility by at least $50.0 million.

•	JPM Credit Facility: to, among other things, (i) decrease the financing limit from $666.6 million to $500.0 million; (ii) decrease the minimum facility amount from $466.6 million to $300.0 million for the period from January 29, 2020 to July 29, 2020 (the minimum facility amount will increase to $350.0 million after July 29, 2020 until the end of the reinvestment period); (iii) decrease the interest rate on financing from 2.75% per annum over the LIBOR to 2.375% per annum over the applicable LIBOR; (iv) extend the scheduled termination date of the agreement from November 29, 2022 to January 29, 2025; and (v) provide flexibility to contribute and borrow against revolving loans, reduce the amount required to be reserved for unfunded revolvers and delayed draw obligations and decrease the financing limit by $50.0 million within 90 days or, based on the occurrence of certain events, such earlier period.

In addition, the Company entered into the “Revolving Advisor Loan” with its Advisor. The Revolving Advisor Loan has a maximum credit limit of $50.0 million and a maturity date of March 27, 2023. The Revolving Advisor Loan accrues interest at the Applicable Federal Rate from the date of such loan until the loan is repaid in full. The Applicable Federal Rate as of March 31, 2020 was 1.59%.

For the three months ended March 31, 2020, the weighted average interest rate on debt outstanding was 4.1% as compared to 4.5% for the three months ended December 31, 2019.

As of March 31, 2020, the Company had cash and cash equivalents and foreign cash of $55.8 million and $155.1 million of aggregate capacity under its credit facilities, including $73.0 million in the BCSF Revolving Credit Facility, $50.4 million in the JPM Credit Facility and $31.7 million in the Revolving Advisor Loan. As of March 31, 2020, the Company had $90.9 million of undrawn investment commitments.

The Company’s debt-to-equity and debt-to-equity (net of cash) ratios as of March 31, 2020 were 1.86x and 1.78x, respectively.

As of March 31, 2020, the Company was in compliance with all terms under its secured credit facilities.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 7, 2020. Please visit BCSF’s webcast link located on the Events & Presentation page of the Investor Resources section of BCSF’s website http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-877-407-4018

•	International: 1-201-689-8471

•	Conference ID: 13701608

All callers will need to enter the Conference ID followed by the # sign and reference “Bain Capital Specialty Finance” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through May 14, 2020 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 13701608

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,498,268 and $2,416,854, respectively)	$2,355,277	$2,403,250
Non-controlled/affiliate investment (amortized cost of $6,720 and $6,720, respectively)	6,720	6,720
Controlled affiliate investment (amortized cost of $120,246 and $113,689, respectively)	122,536	117,085
Cash and cash equivalents	55,128	36,531
Foreign cash (cost of $943 and $854, respectively)	632	810
Restricted cash and cash equivalents	18,706	31,505
Collateral on forward currency exchange contracts	392	-
Deferred financing costs	3,891	3,182
Interest receivable on investments	15,156	22,482
Receivable for sales and paydowns of investments	10,595	21,994
Unrealized appreciation on forward currency exchange contracts	12,903	1,034
Dividend receivable	2,405	961
Total Assets	$2,604,341	$2,645,554

Liabilities
Debt (net of unamortized debt issuance costs of $4,483 and $4,584, respectively)	$1,654,900	$1,574,635
Interest payable	11,422	15,534
Payable for investments purchased	367	293
Collateral payable on forward currency exchange contracts	473	331
Unrealized depreciation on forward currency exchange contracts	-	1,252
Base management fee payable	15,991	7,265
Incentive fee payable	4,513	4,513
Accounts payable and accrued expenses	2,722	2,155
Distributions payable	21,176	21,176
Total Liabilities	1,711,564	1,627,154

Commitments and Contingencies (See Note 10)

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	$-	$-
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 51,649,812 and 51,649,812 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	52	52
Paid in capital in excess of par value	1,038,343	1,038,343
Total distributable earnings (loss)	(145,618)	(19,995)
Total Net Assets	892,777	1,018,400
Total Liabilities and Total Net assets	$2,604,341	$2,645,554

Net asset value per share	$17.29	$19.72

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2020	2019
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$47,871	$30,388
Dividend income	33	15
Other income	440	22
Total investment income from non-controlled/non-affiliate investments	48,344	30,425

Investment income from controlled affiliate investments:
Interest from investments	772	107
Dividend income	2,380	9,358
Total investment income from controlled affiliate investments	3,152	9,465
Total investment income	51,496	39,890

Expenses
Interest and debt financing expenses	17,876	10,546
Base management fee	8,726	6,751
Incentive fee	-	4,086
Professional fees	970	550
Directors fees	175	105
Other general and administrative expenses	1,249	841
Total expenses before fee waivers	28,996	22,879
Base management fee waiver	-	(2,250)
Incentive fee waiver	-	(1,982)
Total expenses, net of fee waivers	28,996	18,647
Net investment income	22,500	21,243

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(10,456)	(850)
Net realized gain (loss) on foreign currency transactions	(415)	6
Net realized gain on forward currency exchange contracts	1,505	3,633
Net change in unrealized depreciation on foreign currency translation	(209)	(198)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	13,121	(3,283)
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(129,387)	14,367
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(1,106)	4,395
Total net gains (losses)	(126,947)	18,070

Net increase (decrease) in net assets resulting from operations	$(104,447)	$39,313

Per Common Share Data
Basic and diluted net investment income per common share	$0.44	$0.41
Basic and diluted increase (decrease) in net assets resulting from operations per common share	$(2.02)	$0.76
Basic and diluted weighted average common shares outstanding	51,649,812	51,482,137

Endnotes

(1)	If all rights are exercised and an aggregate amount of 12,912,453 shares of our common stock are issued pursuant to this offering, such dividend will be adjusted to $0.34 per share. All future distributions will be subject to lawfully available funds therefor, and we can offer no assurance that we will be able to declare such distributions in future periods. The second quarter dividend is payable on July 30, 2020 to holders of record as of June 30, 2020.

(2)	Information through March 31, 2020. Weighted average yields are computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities, divided by (b) the total relevant investments at amortized cost or at fair value, as applicable.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through March 31, 2020, BCSF has invested approximately $3,675.5 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of Bain Capital Specialty Finance, Inc. before investing. The prospectus contains this and other important information you should know before investing in the rights. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. This information will be available by written or oral request and free of charge by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalbdc.com, or by calling us collect at (617) 516-2350. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be a part of the prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.

Rights Offering Information Subject to Completion

The information in this press release and the N-2 registration statement regarding the rights offering is not complete and may be changed. We may not sell these securities until the N-2 registration statement filed with the U.S. Securities and Exchange Commission is effective. This letter is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 326 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com